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                                                                    Exhibit 99.1


NOVEMBER 20, 2000
FOR IMMEDIATE RELEASE

CONTACT:
DemandStar.com
Sam Chesser
Public Relations
954-577-3924

Onvia.com
Gretchen Sorensen
VP Corporate Affairs
206-373-9082

Don Bowler
VP Investor Relations
206-373-9506

                ONVIA STRENGTHENS BUSINESS-TO-GOVERNMENT EXCHANGE
                        THROUGH ACQUISITION OF DEMANDSTAR
        Company to Merge with Preeminent B2G E-commerce Solution Provider

SEATTLE, WA, AND PLANTATION, FLA -- (November 20, 2000)--Onvia.com, Inc. (Nasdaq: ONVI), the leading business-to-business exchange for small business buyers and sellers, has reached a definitive agreement to acquire
DemandStar.com, Inc. (OTCBB: DMND) a leading provider of business-to-government
(B2G) e-commerce solutions, for 6 million shares of Onvia common stock. Based on the Friday, November 17, 2000 closing price of $2.06 per share, the consideration for the transaction is approximately $12.4 million.

"This acquisition enables Onvia to provide additional revenue opportunities for small businesses," said Glenn Ballman, Onvia's chairman and chief executive officer. "With DemandStar onboard, we can increase our ability to help government agencies streamline their procurement operations and provide the small businesses in the Onvia exchange with greatly expanded government contracting opportunities."

Under the agreement, each share of DemandStar common stock will be converted into the right to receive approximately 0.6 shares of Onvia common stock.

The transaction has been unanimously approved by both companies' Boards of Directors and is subject to approval by DemandStar shareholders. The merger is expected to close in the first quarter of 2001, subject to customary conditions, including obtaining necessary regulatory approvals. In addition, Onvia has




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agreed to provide DemandStar in aggregate $5 million in bridge financing in the form of convertible promissory notes.

H.T.E., Inc. (Nasdaq: HTEI) (which owns approximately 16.4% of DemandStar's outstanding common stock and 100% of DemandStar's outstanding preferred stock) and the members of the DemandStar Board of Directors and executive management have agreed to vote their shares in favor of the merger. These shares collectively represent approximately 42% of the aggregate voting power of DemandStar's shareholders entitled to vote on the merger.

"This proposed merger further strengthens DemandStar and provides many benefits to our shareholders, dedicated employees, government agency members, and their vendors," said Bernard B. Markey, DemandStar's chairman.
"DemandStar fits very well with Onvia's culture, resources, and commitment to the B2G space," he stated. As part of the proposed merger, DemandStar will become a wholly owned subsidiary of Onvia and will remain totally focused on its current government operations. The net result will be a stronger DemandStar with greater resources.

"This will enable our dedicated employees to further enhance the services we currently deliver to our government agency and vendor members", stated Markey. "In addition, merging with Onvia will dramatically increase our ability to penetrate the B2G market nationwide, creating additional opportunities for our agency and vendor members."

DemandStar has the largest business-to-government sales force focused on state and local contracting opportunities and is already helping small businesses transact with 200 government agencies in 26 states. DemandStar's clients include the cities of San Antonio, TX, Norfolk, VA and San Jose, CA; Ohio's Hamilton County; and the Broward County School District, FL, the fifth largest school district in the nation. DemandStar also has an agreement with The Innovation Groups, Inc. an organization of more than 450 members, including leading cities and counties throughout the United States such as Minneapolis, MN; San Diego, CA; Tampa, FL; Houston, TX; Las Vegas, NV and many others.

"DemandStar has earned the trust of government buyers and small business sellers by bringing them together for their mutual success," Ballman added. Ballman noted that DemandStar has helped government agencies purchase goods and services more efficiently, drastically reduce advertising and printing costs, significantly increase the number of website visits, and ultimately obtain the best value for taxpayer's dollar.

This is Onvia's second acquisition of an online business-to-government exchange and further establishes Onvia as a leading channel in this market segment. In July, Onvia purchased Globe-1, which manages government buyers in more than 25 marketplaces, with annual buying power of more than $29 billion. The DemandStar acquisition will provide Onvia an additional $4 billion in buying




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power from government agencies and a fee-based revenue stream through subscription and transaction fees from the participating small business suppliers, which now includes over 13,000 subscribers nationwide.

The companies expect to complete the transaction, which is structured as a tax-free merger and will be accounted for as a purchase, by March 1, 2001. The Boards of Directors of both companies have unanimously approved the merger, which awaits approval by DemandStar's shareholders.

ABOUT ONVIA.COM

Onvia.com, headquartered in Seattle, is the leading business-to-business exchange for small business buyers and sellers. Onvia helps small businesses succeed by aggregating demand and providing an exchange where small businesses can buy and sell services and products; gather valuable news, product and service information; and access free business forms, worksheets, and productivity tools. For more information, contact Onvia.com: 1260 Mercer Street, Seattle, WA 98109. Phone: 206-282-5170. Web: www.onvia.com.

ABOUT DEMANDSTAR.COM

DemandStar operates the leading online exchange that unites local government purchasers with suppliers of goods and services. DemandStar's marketplace enables governments to purchase more efficiently and makes it easier for suppliers to do business with the government. Suppliers can become part of this purchasing stream by registering at www.DemandStar.com or by calling (800) 711-1712. For more information, contact DemandStar.com 1200 S Pine Island Rd, 6th Floor, Plantation, FL 33324. Phone (954) 577-6500.

ONVIA TO WEBCAST ACQUISITION ANNOUNCEMENT

Onvia will broadcast its conference call in conjunction with the announcement of this acquisition live over the Internet at 1:00 p.m. PST, 4:00 p.m. EST, today, November 20, 2000. Glenn Ballman, chairman and chief executive officer, Mike Pickett, president and chief operating officer, and Mark Calvert, chief financial officer and the DemandStar management team will lead the call.

Please visit the "Investor Relations" section at www.corporate.onvia.com and click on the microphone icon to register, test connections and obtain any necessary software. Participants may submit questions prior to the broadcast by e-mailing investorUSA@onvia.com.

For those unable to participate during the live Webcast, the call will be archived on the Web site for future reference.

         This release contains, in addition to historical information, forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act




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of 1995. These statements are based on management's current expectations or beliefs, and involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the future financial results of Onvia and DemandStar, new markets and product and service offerings, and timing and benefits of the acquisition.

         The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain or meet conditions imposed for the DemandStar acquisition, such as the failure to obtain required stockholder or regulatory approvals for the merger; failure of the combined company to retain and hire key executives, technical personnel and other employees and difficulty of managing a larger organization; the risk that DemandStar and Onvia businesses will not be integrated successfully; costs related to the merger; fluctuating market prices that could cause difficulties in Onvia's acquisition strategies; the difficulty the market may have in valuing Onvia's or DemandStar's business model; Onvia's failure to realize the anticipated benefits of the merger; Onvia's failure to manage its expansion; and Onvia's failure to further identify, develop, and achieve commercial success for new products and services.

         For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission at http://www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Onvia undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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